Exhibit 99.1

LifePoint Hospitals Reports Fourth Quarter and Year-End 2011 Results

Fourth Quarter EPS Up 11.4% Over Prior Year Period

Company Issues 2012 Adjusted EBITDA Guidance of $540 - $570 Million

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 17, 2012--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2011.

For the fourth quarter ended December 31, 2011, revenues from continuing operations were $781.3 million, up 6.6% from $732.9 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the fourth quarter ended December 31, 2011, increased 3.6% to $37.7 million, or $0.78 per diluted share, compared with $36.3 million, or $0.70 per diluted share, for the same period last year.

For the year ended December 31, 2011, revenues from continuing operations were $3,026.1 million, up 7.4% from $2,818.6 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for 2011 increased 4.5% to $162.7 million, or $3.22 per diluted share, compared with $155.6 million, or $2.91 per diluted share, for the same period last year.

In commenting on the results, William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals, said, “By executing on our key strategies for enhancing value – providing quality care, growing both organically and through acquisitions, improving operational efficiency and developing high-performing talent – we achieved solid results in a tough environment. Looking ahead, as we continue to execute our strategy, we will remain nimble in our approach while maintaining disciplined cost controls as we strive to provide the highest quality of care. We are pleased with our progress to date and look forward to the opportunities that lie ahead in 2012.”

During the fourth quarter of 2011, the Company adopted the provisions of Accounting Standards Update (“ASU”) No. 2011-7, “Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities” (“ASU 2011-7”). ASU 2011-7 requires the presentation of revenues net of the provision for doubtful accounts. The adoption of ASU 2011-7 did not impact the Company’s financial position, results of operations or cash flows.

Additionally, during the fourth quarter of 2011, the Company determined that all of its previously recognized Medicaid electronic health record (“EHR”) incentive payments as well as all of its future EHR incentive payments are more appropriately classified as other income, separate from revenues, based on the Company’s understanding of informal guidance provided by the United States Security and Exchange Commission. This change did not impact the Company’s historical financial position, results of operations or cash flows. For the fourth quarter of 2011 and for the year ended December 31, 2011, the Company recognized $11.5 million and $26.7 million, respectively, in Medicaid EHR incentive payments. The Company estimates that it incurred approximately $3.3 million in additional other operating expenses and $1.7 million in additional depreciation expense in connection with its implementations of its various EHR initiatives during the fourth quarter of 2011 and approximately $11.2 million in additional other operating expenses and $4.5 million in additional depreciation expense during the year ended December 31, 2011.

The Company also issued the following guidance for 2012:

Estimated Net Revenue	$3.25 – $3.35 billion
Estimated Adjusted EBITDA	$540 – $570 million
Estimated Diluted EPS	$3.05 – $3.30

As it relates to the guidance for 2012, the Company anticipates an increase in its depreciation expense as compared to prior years. This increase is primarily a result of the investments in information systems in connection with the Company’s implementations of its various EHR initiatives as well as the impact of recent acquisitions. The Company estimates its depreciation and amortization expense for 2012 to be in a range of $181.0 million and $191.0 million.

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ fourth quarter and year-end 2011 conference call will be available on line at www.lifepointhospitals.com/news/press-releases and www.earnings.com today, Friday, February 17, 2012, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 54 hospital campuses in 18 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effect and implementation of healthcare reform legislation and other changes in government programs including efforts to reduce healthcare expenditures; (ii) reductions in Medicare or Medicaid payments, whether driven by budget deficits, programmatic changes or otherwise; (iii) reductions in revenues from commercial payors, whether as a change in our revenue mix, reduction in commercial rates or otherwise;(iv) LifePoint’s ability to acquire hospitals on favorable terms, the business risks associated with acquiring additional hospitals and the uncertainty in operating and integrating such hospitals;(v) the ongoing, adverse effects from the recent economic recession including high rates of unemployment, which could intensify if credit conditions deteriorate; (vi) the failure of certain employers, or the closure of certain manufacturing and other facilities, especially in markets where LifePoint’s hospitals depend on a small number of local employers; (vii) the growth of uninsured and “patient due” accounts, and deterioration in the collectability of these accounts;(viii) whether our core strategies will result in anticipated operating results; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on LifePoint’s hospitals; (xii) the increasingly stringent and complex legal and regulatory environment (and changing interpretations of applicable laws and regulations), increased legal and regulatory obligations and related enforcement activity, new obligations that providers must self-disclose violations, and the additional costs incurred in connection with efforts to comply with such laws and regulations; (xiii) competition from other hospitals and outpatient facilities providing services similar to those LifePoint offers and from physicians providing services in their offices that could be provided in LifePoint’s hospitals; (xiv) adverse events in states a large portion of LifePoint’s revenues are concentrated; (xv) any interruption of or restriction in LifePoint’s access to licensed information (and information technology systems) or failure in LifePoint’s ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) liabilities resulting from potential malpractice and related legal claims brought against LifePoint’s hospitals; and (xvii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2011		2010		2011		2010
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful account	$916.4		$853.3		$3,544.6		$3,262.4
Provision for doubtful accounts	135.1		120.4		518.5		443.8
Revenues	781.3	100.0%	732.9	100.0%	3,026.1	100.0%	2,818.6	100.0%

Salaries and benefits	353.5	45.2	335.2	45.7	1,364.7	45.1	1,270.3	45.1
Supplies	122.8	15.7	112.5	15.4	469.5	15.5	443.0	15.7
Other operating expenses	186.6	24.0	161.0	21.9	682.4	22.6	605.2	21.5
Other income	(11.5)	(1.5)	–	–	(26.7)	(0.9)	–	–
Depreciation and amortization	44.8	5.7	39.3	5.4	165.8	5.5	148.5	5.2
Interest expense, net	25.5	3.3	30.9	4.2	107.1	3.5	108.1	3.8
Debt extinguishment costs	–	–	–	–	–	–	2.4	0.1
	721.7	92.4	678.9	92.6	2,762.8	91.3	2,577.5	91.4

Income from continuing operations before income taxes	59.6	7.6	54.0	7.4	263.3	8.7	241.1	8.6
Provision for income taxes	21.3	2.7	16.9	2.3	97.8	3.2	82.4	3.0
Income from continuing operations	38.3	4.9	37.1	5.1	165.5	5.5	158.7	5.6

(Loss) income from discontinued operations, net of income tax	–	–	(0.1)	(0.1)	0.2	–	(0.1)	–
Net income	38.3	4.9	37.0	5.0	165.7	5.5	158.6	5.6
Less: Net income attributable to noncontrolling interests	(0.6)	(0.1)	(0.8)	(0.1)	(2.8)	(0.1)	(3.1)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$37.7	4.8%	$36.2	4.9%	$162.9	5.4%	$155.5	5.5%

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.80		$0.72		$3.30		$2.98
Discontinued operations	–		–		–		–
Net income	$0.80		$0.72		$3.30		$2.98

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.78		$0.70		$3.22		$2.91
Discontinued operations	–		–		–		–
Net income	$0.78		$0.70		$3.22		$2.91

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$37.7		$36.3		$162.7		$155.6
(Loss) income from discontinued operations, net of income taxes	–		(0.1)		0.2		(0.1)
Net income	$37.7		$36.2		$162.9		$155.5

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Income from continuing operations	$38.3	$37.1	$165.5	$158.7
Less: Net income attributable to noncontrolling interests	(0.6)	(0.8)	(2.8)	(3.1)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	37.7	36.3	162.7	155.6
(Loss) income from discontinued operations, net of income taxes	–	(0.1)	0.2	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$37.7	$36.2	$162.9	$155.5

Weighted average shares outstanding – basic	46.8	50.5	49.3	52.2
Effect of dilutive securities: stock options and other stock-based awards	1.3	1.4	1.2	1.3
Weighted average shares outstanding – diluted	48.1	51.9	50.5	53.5

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.80	$0.72	$3.30	$2.98
Discontinued operations	–	–	–	–
Net income	$0.80	$0.72	$3.30	$2.98

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.78	$0.70	$3.22	$2.91
Discontinued operations	–	–	–	–
Net income	$0.78	$0.70	$3.22	$2.91

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Dec. 31, 2011	Dec. 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$126.2	$207.4
Accounts receivable, less allowances for doubtful accounts of $537.4 and $459.8 at December 31, 2011, and December 31, 2010, respectively	430.6	387.3
Inventories	87.2	84.6
Prepaid expenses	26.4	13.9
Income taxes receivable	1.6	5.5
Deferred tax assets	125.7	99.7
Other current assets	42.3	24.7
	840.0	823.1

Property and equipment:
Land	93.5	85.9
Buildings and improvements	1,631.6	1,532.9
Equipment	1,084.0	950.2
Construction in progress	105.7	39.4
	2,914.8	2,608.4
Accumulated depreciation	(1,084.4)	(939.8)
	1,830.4	1,668.6

Deferred loan costs, net	21.7	27.2
Intangible assets, net	89.5	73.1
Other	19.8	20.2
Goodwill	1,568.7	1,550.7
Total assets	$4,370.1	$4,162.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$99.6	$89.0
Accrued salaries	103.1	101.4
Interest rate swap	–	7.9
Other current liabilities	168.2	124.6
Current maturities of long-term debt	1.9	1.4
	372.8	324.3

Long-term debt	1,595.4	1,570.5
Deferred income tax liabilities	259.0	211.2
Reserves for self-insurance claims and other liabilities	139.1	131.8
Long-term income tax liability	18.0	18.5
Total liabilities	2,384.3	2,256.3

Redeemable noncontrolling interests	26.2	15.3

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,354.8	1,289.4
Accumulated other comprehensive loss	–	(4.0)
Retained earnings	1,066.9	904.0
Common stock in treasury, at cost	(477.1)	(302.5)
Total LifePoint Hospitals, Inc. stockholders’ equity	1,945.2	1,887.5
Noncontrolling interests	14.4	3.8
Total equity	1,959.6	1,891.3
Total liabilities and equity	$4,370.1	$4,162.9

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$38.3	$37.0	$165.7	$158.6
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	–	0.1	(0.2)	0.1
Stock-based compensation	6.3	5.6	24.0	22.4
Depreciation and amortization	44.8	39.3	165.8	148.5
Amortization of physician minimum revenue guarantees	5.5	4.7	19.8	17.1
Amortization of convertible debt discounts	6.3	5.9	24.3	22.6
Amortization of deferred loan costs	1.5	1.5	5.9	7.1
Debt extinguishment costs	–	–	–	2.4
Deferred income tax expense (benefit)	57.8	5.6	23.1	(29.0)
Reserves for self-insurance claims, net of payments	8.3	1.0	18.0	10.3
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(17.1)	(10.9)	(29.5)	(39.1)
Inventories and other current assets	(14.6)	(3.0)	(20.1)	(5.4)
Accounts payable and accrued expenses	5.5	17.1	2.9	13.2
Income taxes payable /receivable	(59.7)	(8.5)	3.9	48.8
Other	–	(1.4)	(2.4)	(1.9)
Net cash provided by operating activities – continuing operations	82.9	94.0	401.2	375.7
Net cash provided by (used in) operating activities – discontinued operations	0.1	(0.4)	0.3	(1.6)
Net cash provided by operating activities	83.0	93.6	401.5	374.1

Cash flows from investing activities:
Purchases of property and equipment	(66.1)	(46.7)	(219.9)	(168.7)
Acquisitions, net of cash acquired	(57.9)	–	(121.0)	(184.9)
Other	–	–	(1.2)	–
Net cash used in investing activities	(124.0)	(46.7)	(342.1)	(353.6)

Cash flows from financing activities:
Proceeds from borrowings	–	–	–	400.0
Payments on borrowings	–	–	(0.1)	(255.2)
Repurchases of common stock	(33.4)	(54.7)	(174.6)	(152.1)
Payment of debt financing costs	–	(0.6)	(0.4)	(13.7)
Proceeds from exercise of stock options	4.4	5.7	39.0	20.4
Proceeds from employee stock purchase plans	–	–	1.2	1.0
Distributions to noncontrolling interests, net of proceeds	(0.4)	(0.8)	(1.8)	(2.4)
(Repurchases) sales of redeemable noncontrolling interests	(2.3)	–	(2.3)	3.1
Capital lease payments and other	(0.5)	(0.4)	(1.6)	(1.4)
Net cash used in financing activities	(32.2)	(50.8)	(140.6)	(0.3)

Change in cash and cash equivalents	(73.2)	(3.9)	(81.2)	20.2
Cash and cash equivalents at beginning of period	199.4	211.3	207.4	187.2
Cash and cash equivalents at end of period	$126.2	$207.4	$126.2	$207.4

Supplemental disclosure of cash flow information:
Interest payments	$14.2	$20.3	$79.2	$71.0
Capitalized interest	$0.7	$0.2	$2.0	$0.8
Income taxes paid, net	$23.2	$19.7	$71.0	$62.5

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Continuing Operations: (1)
Number of hospitals at end of period	54	52	3.8%	54	52	3.8%
Admissions	48,354	47,701	1.4	195,974	188,875	3.8
Equivalent admissions (2)	106,850	103,361	3.4	424,676	407,026	4.3
Revenues per equivalent admission	$ 7,313	$ 7,091	3.1	$ 7,126	$ 6,925	2.9
Medicare case mix index	1.30	1.31	(0.8)	1.29	1.30	(0.8)
Average length of stay (days)	4.4	4.3	2.3	4.3	4.4	(2.3)
Inpatient surgeries	13,055	13,375	(2.4)	53,017	53,914	(1.7)
Outpatient surgeries	39,830	39,893	(0.2)	156,140	155,691	0.3
Emergency room visits	257,046	244,014	5.3	1,024,273	952,449	7.5
Outpatient factor (2)	2.21	2.17	1.8	2.17	2.16	0.6

Same-hospital: (3)
Number of hospitals at end of period	47	47	–%	47	47	–%
Admissions	44,298	44,718	(0.9)	183,213	183,942	(0.4)
Equivalent admissions (2)	96,319	96,154	0.2	392,625	394,372	(0.4)
Revenues per equivalent admission	$ 7,423	$ 7,130	4.1	$ 7,185	$ 6,944	3.5
Medicare case mix index	1.31	1.32	(0.8)	1.30	1.30	–
Average length of stay (days)	4.2	4.3	(2.3)	4.3	4.3	–
Inpatient surgeries	11,981	12,696	(5.6)	49,720	52,743	(5.7)
Outpatient surgeries	37,072	37,749	(1.8)	147,257	151,411	(2.7)
Emergency room visits	228,375	227,417	0.4	940,923	921,074	2.2
Outpatient factor (2)	2.17	2.15	1.0	2.14	2.14	–

(1) Continuing operations information includes the results of our same-hospital operations, but excludes the results of our hospitals that have been disposed.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our corporate office and the same 47 hospitals operated during the year ended December 31, 2011 and 2010. Same-hospital information excludes the results of Maria Parham, which we acquired effective November 1, 2011, and Person Memorial, which we acquired effective October 1, 2011, through our partnership arrangement with Duke; HighPoint Health System, which we acquired effective September 1, 2010; Clark Regional Medical Center, which we acquired effective May 1, 2010; and our hospitals that have previously been disposed.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; debt extinguishment costs; provision for income taxes; loss (income) from discontinued operations and net income attributable to noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$916.4		$853.3		$3,544.6		$3,262.4
Provision for doubtful accounts	135.1		120.4		518.5		443.8
Revenues	781.3	100.0%	732.9	100.0%	3,026.1	100.0%	2,818.6	100.0%

Salaries and benefits	353.5	45.2	335.2	45.7	1,364.7	45.1	1,270.3	45.1
Supplies	122.8	15.7	112.5	15.4	469.5	15.5	443.0	15.7
Other operating expenses	186.6	24.0	161.0	21.9	682.4	22.6	605.2	21.5
Other income	(11.5)	(1.5)	–	–	(26.7)	(0.9)	–	–
	651.4	83.4	608.7	83.0	2,489.9	82.3	2,318.5	82.3
Adjusted EBITDA	$129.9	16.6%	$124.2	17.0%	$536.2	17.7%	$500.1	17.7%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Adjusted EBITDA	$129.9	$124.2	$536.2	$500.1
Less:
Depreciation and amortization	44.8	39.3	165.8	148.5
Interest expense, net	25.5	30.9	107.1	108.1
Debt extinguishment costs	–	–	–	2.4
Provision for income taxes	21.3	16.9	97.8	82.4
Loss (income) from discontinued operations	–	0.1	(0.2)	0.1
Net income attributable to noncontrolling interests	0.6	0.8	2.8	3.1
Net income attributable to LifePoint Hospitals, Inc.	$37.7	$36.2	$162.9	$155.5

The following table reconciles Estimated Adjusted EBITDA as presented for the Company’s 2012 guidance:

	Low End	High End
Estimated Adjusted EBITDA	$540.0	$570.0
Less:
Depreciation and amortization	181.0	191.0
Interest expense, net	105.4	105.4
Provision for income taxes	95.7	103.4
Net income attributable to noncontrolling interests	5.0	5.0
Net income attributable to LifePoint Hospitals, Inc.	$152.9	$165.2

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and
Chief Financial Officer